Exhibit 1.1

[●] Shares

MyoKardia, Inc.

Common Stock

UNDERWRITING AGREEMENT

[●], 2015

CREDIT SUISSE SECURITIES (USA) LLC,

COWEN AND COMPANY, LLC,

As Representatives of the Several Underwriters,

c/o	Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

c/o	Cowen and Company, LLC

599 Lexington Avenue, 27th Floor

New York, N.Y. 10022

Dear Sirs:

1. Introductory. MyoKardia, Inc., a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom Credit Suisse Securities (USA) LLC and Cowen and Company, LLC are acting as representatives (the “Representatives”), to issue and sell to the several Underwriters [●] shares (the “Firm Securities”) of its common stock, $0.0001 par value per share (the “Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [●] additional shares (the “Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. As part of the offering contemplated by this Agreement, Credit Suisse Securities (USA) LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to [●] shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-207151) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to

Rule 462(b) under the Act (“Rule 462(b)”) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this agreement (this “Agreement”), the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [●] p.m. (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement, if any, are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and as applicable, the rules of the New York Stock Exchange and The NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act, and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any

prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon Underwriter Information (as defined in Section 8.(b)).

(c) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) Emerging Growth Company Status. From the time of the earlier of the confidential submission to or initial filing of the Initial Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(e) General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [●], 2015 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication made in reliance upon and in conformity with Underwriter Information (as defined in Section 8.(b)).

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus and prior to the Closing Date there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The first sentence of this paragraph does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information (as defined in Section 8.(b)).

(g) Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communication. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communication. The Company has not distributed any Written Testing-the-Waters Communication.

(h) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent the concept of good standing exists in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing in such other jurisdictions would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(i) Subsidiaries. Each subsidiary of the Company has been duly incorporated, organized or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing (to the extent the concept of good standing exists in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing in such other jurisdiction would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except to the extent such liens, encumbrances and defects would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information regarding the Offered Securities in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities that have not been validly waived or satisfied; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(k) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(l) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(m) Listing. The Offered Securities have been approved for listing on The NASDAQ Global Market, subject to notice of issuance.

(n) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws or rules and regulations of FINRA.

(o) Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or currently proposed to be made thereof by them (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

(p) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, articles of association or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties (including, without limitation, the U.S. Food and Drug Administration (“FDA”)), or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter, articles of association or by-laws (or similar governing documents) or in material default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject.

(r) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(s) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents, registrations, clearances exemptions and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct the business now operated by them. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses and all of the Governmental Licenses are valid and in full force and effect, except where the failure to possess or comply would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(u) Intellectual Property. Except as described in the General Disclosure Package and the Final Prospectus, the Company owns, or has obtained valid and enforceable licenses for, or other rights to use on reasonable terms, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, know-how (including trade secrets, and other unpatented and/or unpatentable proprietary information), software, domain names and other intellectual property rights, including registrations and applications for registration thereof (collectively, the “Intellectual Property”) necessary or material to the conduct of the Company’s business as currently conducted or as proposed to be conducted as described in the General Disclosure Package and the Final Prospectus as being owned or licensed by the Company; the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, all Intellectual Property used in, or necessary for the conduct of, its business as currently conducted or as proposed to be conducted and as described in the General Disclosure Package and the Final Prospectus; there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service described in the General Disclosure Package or the Final Prospectus, infringe or otherwise misappropriate or violate, any Intellectual Property rights of others , and the Company is unaware of any facts which could form a basis for any such claim; and none of the technology employed by the Company has been obtained or is being used by the Company in violation in any material respect of any contractual obligation binding on the Company or, to the Company’s knowledge, upon any of its officers, directors or employees, and the Company is not aware of any facts that it believes would form a basis for a successful challenge that any of its employees are in or have ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where such violation relates to such employee’s breach of a confidentiality obligation, obligation to assign to the Company Intellectual Property, or obligation not to use third party Intellectual Property or other proprietary rights on behalf of the Company. To the knowledge of the Company, there are no third parties who have or will be able to establish rights to any Intellectual Property described in the General Disclosure Package and the Final Prospectus as exclusively owned or exclusively licensed by the Company, except for licenses granted in writing by the Company to any third parties (“Exclusive Intellectual Property”); there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s ownership or rights in or to any Exclusive Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; none of the Exclusive Intellectual Property has been adjudged invalid or unenforceable in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Exclusive Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; to the Company’s knowledge, there is no patent or patent application that contains claims that dominate or may dominate (as such term is described in 35 U.S.C. §135 and 37 C.F.R. 41.100 to 41.208) with the issued or pending claims of any of the Intellectual Property; and, to the Company’s knowledge, there is no prior art material to any patent or patent application of the Exclusive Intellectual Property that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable, which has not been disclosed to the U.S. Patent and Trademark Office (“USPTO”).

(v) Patents and Patent Applications. All patents and patent applications owned by or licensed to the Company or under which the Company has rights have been duly and properly filed and maintained; the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

(w) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, except in the case of clauses (i) through (iv) above, for such violations, contaminations, liabilities or claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(x) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders”, “Description of Capital Stock,” “Risk Factors—Risks related to our intellectual property,” “Business—Sanofi Collaboration,” “Business—Intellectual Property,” “Business—Government Regulation” and “Business—Legal Proceedings,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings and present the information required to be shown pursuant to the Act and the Rules and Regulations.

(y) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(z) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(aa) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the

Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable rules thereof and all applicable Exchange Rules. The Company maintains a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act), including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with applicable Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”). Except as set forth in the General Disclosure Package and the Final Prospectus, the Company is not currently discussing any matter that could result in a restatement of the Company’s financial statements included in the General Disclosure Package and the Final Prospectus.

(bb) Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the Company’s knowledge, threatened or contemplated.

(cc) Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis.

(dd) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material change in the capital stock (other than as a result of (A) the exercise of outstanding stock options, the vesting of restricted stock or restricted stock units disclosed in the General Disclosure Package and the Final Prospectus, (B) the granting of stock options, restricted stock or restricted stock units in the ordinary course of business out of shares reserved for issuance and pursuant to the Company’s stock plans that are described in the General Disclosure

Package or (C) the repurchase of shares of stock which were issued upon exercise of stock options or vested under other equity awards, in each case pursuant to the agreements pursuant to which such shares were issued), short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(ee) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ff) Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7.(c) hereof.

(gg) Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except in which the failure so to file would not have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could be expected to be determined adversely to the Company or its subsidiaries and which could be expected to have) a Material Adverse Effect.

(hh) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are, in the Company’s judgment, prudent and customary for similarly sized companies in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is, to the Company’s knowledge, denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus; and the Company will obtain directors’ and officers’ insurance in such amounts as the Company reasonably believes is customary for an initial public offering.

(ii) Anti-Corruption. Neither the Company nor any of its subsidiaries, directors, officers, employees, nor to the knowledge of the Company, any affiliate, agent or representative associated with or acting on behalf of the Company or any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures that will promote and achieve compliance with such laws and with the representation and warranty contained herein.

(jj) Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Economic Sanctions. (i) Neither the Company nor any of its subsidiaries or any director, or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Since inception, the Company and its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ll) Regulatory Matters: Products and Product Candidates. Except as described in the General Disclosure Package and the Final Prospectus, the Company: (A) is and at all times has been in compliance, in all material respects, with applicable provisions of the Health Care Laws (as defined below) of the U. S. Food and Drug Administration, or FDA, or any comparable foreign regulatory authority to which they are subject (collectively, the “Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the Regulatory Authorities alleging or asserting material noncompliance with any Health Care Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Authorizations”); (C) possesses all Authorizations and such Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Regulatory Authorities or any other third party alleging that any product operation or activity is in material violation of any Health Care Laws or Authorizations and has no knowledge that the Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any of the Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that any of the Regulatory Authorities is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission).

(mm) The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq. (“FDCA”); the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations.

(nn) Regulatory Matters: Filings. The Company has filed with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the General Disclosure Package and the Final Prospectus; all such filings, declarations, listings, registrations, reports or submissions were in compliance, in all material respects, with applicable laws when filed; and no deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authorities with respect to any such filings, declarations, listings, registrations, reports or submissions that have not been corrected in all material respects or supplemented by a subsequent submission.

(oo) Regulatory Matters: Pre-Clinical Studies and Clinical Trials. The clinical trials and nonclinical, also known as pre-clinical, studies conducted by or, to the knowledge of the Company after due inquiry, on behalf of or sponsored by the Company, or in which the Company or its product candidates have participated, that are described in the General Disclosure Package and the Final Prospectus, or the results of which are referred to in the General Disclosure Package and the Final Prospectus, as applicable, were, and if still pending are, being conducted in all respects in accordance with the experimental protocols and the FDCA for all such pre-clinical studies or clinical trials and all Health Care Laws of the Regulatory Authorities; the descriptions in the General Disclosure Package and the Final Prospectus of the results of such clinical trials, or pre-clinical studies are accurate and complete and fairly present the data derived from such trials or studies; the Company has no knowledge of any other clinical trials not described in the General Disclosure Package and the Final Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the General Disclosure Package and the Final Prospectus; neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, modification or suspension of any proposed or ongoing clinical trials or pre-clinical studies that are described in the General Disclosure Package and the Final Prospectus or the results of which are referred to in the General Disclosure Package and the Final Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such clinical trials or pre-clinical studies, and, to the Company’s knowledge, there are no reasonable grounds for the same; and no investigational new drug application or comparable submission filed by or on behalf of the Company with the FDA has been terminated or suspended by the FDA or any other Regulatory Authority.

(pp) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[●] per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, at [●] A.M., New York time, on [●], 2015, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each

Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Latham & Watkins LLP.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably withheld, delayed or conditioned; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (x) promptly notify the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented; (y) amend or supplement the General Disclosure Package to correct such statement or omission; and (z) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(e) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(f) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement, unless otherwise agreed by the Company and the Representatives. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under (or obtain exemption from the application of) the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications and exemptions in effect so long as required for the distribution, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not so qualified or has not otherwise filed such a consent or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Reporting Requirements. So long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, during the period of three (3) years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as reasonably practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system), it is not required to furnish such reports or statements to the Underwriters.

(i) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including reasonably documented fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review, up to a maximum aggregate amount of $40,000), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company; provided, that the cost of any aircraft chartered in connection with any Testing-the-Waters meetings or the “road show” shall be shared equally between the Company and the Underwriters, fees and expenses incident to listing the Offered Securities on The NASDAQ Global Market, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Except as provided in this Agreement, the Underwriters shall pay all of their own costs and expenses, including fees and disbursements of their counsel, and all travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with any road show.

(j) Use of Proceeds. The Company will use the net proceeds received by it in connection with the offering of the Offered Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(k) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities,

(iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities (other than registration statements on Form S-8 relating to Lock-Up Securities granted or to be granted pursuant to the terms of a plan disclosed in the General Disclosure Package), or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except, with respect to each of clauses (l) through (l), for (A) grants of employee stock options or other equity-based awards pursuant to the terms of a plan disclosed in the General Disclosure Package, (B) issuances of Lock-Up Securities pursuant to the exercise of such options or other equity-based awards, (C) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of options, in each case outstanding on the date hereof, (D) the issuance of the Offered Securities, (E) the entry into any agreement providing for the issuance by the Company of Lock-Up Securities in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, intellectual property or other assets of any person or entity or pursuant to an employee benefit plan assumed by the Company in connection with any such acquisition, and the issuance of any Lock-Up Securities pursuant to any such agreement or (y) the entry into any agreement relating to a joint venture, licensing transaction, collaboration or other strategic transaction; provided, that the aggregate number of Lock-Up Securities that the Company may sell or issue or agree to sell or issue pursuant to this clause (E) may not exceed 5.0% of the total outstanding shares of capital stock of the Company immediately following the completion of the transactions contemplated by this Agreement; and provided in the case of clauses (B), (C) and (E), the recipients of such Lock-Up Securities agree to be bound by a lockup letter in the form executed by directors, officers and stockholders pursuant to Section 7.(h) hereof. The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(m) Agreement to Announce Lock-Up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7.(h) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(n) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period (as defined in Section 5 hereof).

(o) Transfer Restrictions. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the “NASD”) or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(p) Payment of Expenses Related to Directed Share Program. The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

(q) Compliance with Foreign Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction, if any, in which the Directed Shares are offered in connection with the Directed Share Program.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to therein shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5.(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the reasonable judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the

Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or The NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for Company. The Representatives shall have received an opinion and a negative assurance letter, dated such Closing Date, of Goodwin Procter LLP, counsel for the Company, in form and substance satisfactory to the Representatives.

(e) Opinion of Intellectual Property Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Kilpatrick Townsend & Stockton LLP, intellectual property counsel for the Company, in form and substance satisfactory to the Representatives.

(f) Opinion of Counsel for Underwriters. The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the principal financial or accounting officer of the Company, in each case on behalf of the Company and not in their individual capacity, in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(h) Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up agreements in the form set forth on Exhibit A hereto from each executive officer and director of the Company and stockholders and other equity holders holding substantially all of the outstanding equity securities of the Company.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriter Information. The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Underwriter Information, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the “Underwriter Information” consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the paragraph under the caption “Underwriting” and the information contained in the [●]th paragraph under the caption “Underwriting.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection 8 or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection 8 or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection 8 or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last sentence in Section 8 (a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection 8 or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection 8 or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (d) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8.(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD and Cowen and Company, LLC, 599 Lexington Avenue, 27th Floor, New York, New York 10022, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 333 Allerton Ave, South San Francisco, CA 94080, Attention: Jacob Bauer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

MYOKARDIA, INC.

By
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters

By	CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By	COWEN AND COMPANY, LLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities

Credit Suisse Securities (USA) LLC	[●	]

Cowen and Company, LLC	[●	]

Wells Fargo Securities, LLC	[●	]

Wedbush Securities Inc.	[●	]

Total	[●	]

Sch. A-1

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. [●]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities.

Sch. B-1

Exhibit A

Form of Lock-Up Agreement

    , 2015

MyoKardia, Inc.

333 Allerton Avenue

South San Francisco, CA 94080

CREDIT SUISSE SECURITIES (USA) LLC,

COWEN AND COMPANY, LLC,

As Representatives of the Several Underwriters

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

c/o	Cowen and Company, LLC

599 Lexington Avenue, 27th Floor

New York, NY 10022

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for the common stock, par value $0.0001 per share (the “Securities”), of MyoKardia, Inc., and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period starting on the date hereof and ending on, but including, the 180th day after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Cowen and Company, LLC (together, the “Representatives”), other than:

(A)	any Securities acquired by the undersigned in the Offering or in the open market, provided that no filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcements shall be required or voluntarily made by or on behalf of the undersigned during the Lock-Up Period with respect to subsequent sales of such Securities acquired by the undersigned in the Offering or in the open market;

(B)	(i) the exercise with cash of stock options granted pursuant to the Company’s currently existing equity incentive plans, provided that such restriction shall apply to any Securities or other securities issued to the undersigned upon such cash exercise and provided further that no filing under the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period, or (ii) the “cashless” exercise of stock options (the term “cashless” exercise being intended to include the surrender of a portion of the option shares or previously owned shares to the Company to cover payment of the exercise price), for the purposes of exercising such stock options solely in the case of termination of employment or board service following death, disability or other than for cause (including any such transfer in respect of tax liabilities arising from such exercise) if such options would otherwise expire;

Ex. A-1

(C)	the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act for the transfer of shares of Securities, provided that (i) no sales of the undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and (ii) no filing under the Exchange Act or other public announcements shall be required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such Plan during the Lock-Up Period;

(D)	(i) transfers of Securities as a bona fide gift or gifts not involving a disposition for value or for bona fide estate planning purposes, (ii) as a bona fide gift to a charity or educational institution, (iii) transfer to a member or members of the undersigned’s family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her family, (iv) by testate succession or intestate distribution, (v) if the undersigned is a trust, to any beneficiary of the undersigned or to the estate of any such beneficiary, (vi) distributions not involving a disposition for value of Securities or other securities to members, partners or stockholders of, or owner of a similar equity interest in, the undersigned or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned, or (vii) transfers of Securities or any security convertible into or exchangeable for Securities that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that, each donee, distributee or transferee, as the case may be, shall execute and deliver to the Representatives a letter in the form of this Lock-Up Agreement, and provided, further, that no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); or

(E)	the transfer of the undersigned’s Securities or other securities to the Company pursuant to any contractual arrangement in effect on the date of this Lock-Up Agreement that provides for the repurchase of the undersigned’s Securities or such other securities by the Company or in connection with the termination of the undersigned’s employment or other service relationship with the Company.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce

Ex. A-2

the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

By accepting the obligations of the undersigned contained herein, each of the Representatives, on behalf of the Underwriters, agrees that if the Representatives waive or terminate any of the foregoing restrictions in connection with a transfer of capital stock of the Company (and simultaneously upon granting such waiver or termination, the Company shall notify the undersigned), with respect to any of the securities of any executive officer or director of the Company or person that held at least 1% of the Securities prior to the Public Offering Date (calculated on an as-converted, fully-diluted basis and as of the close of business on the date set forth on the final prospectus used to sell the Securities) (a “Triggering Release”), the provisions of this letter agreement shall be waived or terminated, as applicable, to the same extent and on the same terms with respect to the same pro rata percentage of securities of the undersigned as the percentage of Securities being released in the Triggering Release represent with respect to the securities held by the applicable executive officer, director or greater-than-1% stockholder. Notwithstanding the foregoing, no waiver or termination will constitute a Triggering Release if (a) the aggregate number of shares of Securities included in such releases (whether in one or multiple releases) is less than or equal to, in the aggregate, 1% of the Company’s total outstanding shares of Securities as of the closing date of the Offering or (b) such waiver or termination, in full or in part, is in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Securities during the Lock-Up Period (a “Follow-on Offering”); provided that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Securities or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Securities, (i) shall be offered the opportunity to participate on a pro rata basis consistent with such contractual rights in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering or (ii) such contractual rights are waived pursuant to the terms thereof.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. The undersigned understands that (i) if the Underwriting Agreement has not been executed prior to or as of February 15, 2016, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, (iii) if the Representatives, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering or (iv) the registration statement related to the Offering has been completely withdrawn prior to the closing of the Offering, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

[Signature page follows]

Ex. A-3

Very truly yours,

IF AN INDIVIDUAL:			IF AN ENTITY:

By:
	(duly authorized signature)		(please print complete name of entity)

	Name:		By:
		(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:

Address:	Address:

[Signature Page to Lock-Up Agreement]

Ex. A-4

Exhibit B

Form of Press Release

MyoKardia, Inc.

[Date]

MyoKardia, Inc. (the “Company”) announced today that Credit Suisse Securities (USA) LLC and Cowen and Company, LLC, the lead book-running managers in the Company’s recent public sale of          shares of the Company’s common stock, are [waiving] [releasing] a lock-up restriction with respect to          shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Ex. B-1